Exhibit 4.12

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 22, 2008, is by and between JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the “Company”), and DEUTSCHE LUFTHANSA AG, a German corporation (the “Purchaser”).

The Company has agreed, on the terms and subject to the conditions set forth in the Stock Purchase Agreement, dated as of December 13, 2007, as amended (the “Stock Purchase Agreement”), to issue and sell to the Purchaser shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share (the “Shares”).

In order to induce the Purchaser to enter into the Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act, and under applicable state securities laws.

In consideration of the Purchaser entering into the Stock Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified:

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Commission is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Commission” means the United States Securities and Exchange Commission.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

“Filing Date” means the date ninety (90) days after the Closing Date.

“Holder” means any person owning Registrable Securities, including initially the Purchaser and thereafter any permitted assignee thereof.

“Losses” shall have the meaning set forth in Section 5(a).

“Registrable Securities” means the Shares, together with any shares of capital stock of the Company issued or issuable with respect the Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

“Registration Statement” means the Company’s registration statement on Form S-3 ASR filed by the Company with the Commission on June 30, 2006 (No. 333-135545).

“Rule 144” shall have the meaning set forth in Section 2(b).

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then a day on which trading occurs on The NASDAQ Global Market (or any successor thereto), or (c) if trading ceases to occur on The NASDAQ Global Market (or any successor thereto), any Business Day.

“Trading Market” means The NASDAQ Global Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Stock Purchase Agreement.

2. REGISTRATION.

(a) Filing of Supplement or Amendment. The Company shall prepare and file with the Commission, on or prior to the Filing Date, a supplement or post-effective amendment to the Registration Statement that includes a Plan of Distribution, as well as information with respect to each Holder and the Registrable Securities, that permits the subsequent sale or other disposition of the Registrable Securities in accordance with the intended methods of distribution of each Holder, as specified by each Holder in writing to the Company.

(b) Effectiveness. The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities have been sold pursuant to either the Registration Statement or Rule 144 under the Securities Act (“Rule 144”) or (ii) the date on which all of the Registrable Securities remaining to be sold under the Registration Statement (in the reasonable opinions of counsel to the Company and counsel to the Purchaser) may be immediately resold to the public under Rule 144(k) under the Securities Act or any successor provision.

3. OBLIGATIONS OF THE COMPANY.

In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement, or as may be reasonably requested by a Holder prior to three (3) Business Days of the proposed filing date in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

(b) cause the Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(c) so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to such Holder such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus and any supplements to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities;

(d) use all commercially reasonable efforts to (i) register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and (ii) do any and all other acts or things which may reasonably be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

(e) subject to Section 3(g), notify each Holder after becoming aware of the occurrence of any event as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as reasonably practicable prepare and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to use all commercially reasonable efforts obtain the withdrawal thereof at the earliest possible time and to notify each Holder in writing of the issuance of such order and the resolution thereof;

(g) notify each Holder in the event that, in the judgment of the Company, it is advisable to suspend use of a prospectus included in the Registration Statement due to pending material developments or other events as to which the Company believes it would be detrimental to the Company to maintain the Registration Statement at such time or is in the best interests of the Company to suspend sales under the Registration Statement at such time (provided that the Company shall not so suspend the use of a prospectus for a period in excess of 90 Trading Days in any 365-day period);

(h) permit one special counsel for the Holders to review all amendments and supplements to the Registration Statement, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by this Agreement and the Stock Purchase Agreement and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company);

(i) if requested by a Holder, (i) within three (3) Business Days of the request, incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the Holder, number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

(j) provide each Holder with such cooperation as such Holder shall reasonably request in order to effect the resale of the Registrable Securities by such Holder, including, but not limited to, causing the appropriate officers of the Company to be available for participation in a “road show”; provided, that the officers of the Company shall not be required to participate in more than one “road show” in connection with each Registration Statement.

4. OBLIGATIONS OF EACH HOLDER.

In connection with the registration of Registrable Securities pursuant to any Registration Statement, each Holder shall:

(a) timely furnish to the Company such information in writing regarding itself and the intended method of disposition of such Registrable Securities in regard to each such disposition as the Company shall reasonably request in order to reflect such information in a prospectus supplement or amendment;

(b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 3(e), 3(f) or 3(g), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to the Registration Statement until the filing of an amendment or supplement as described in paragraph 3(e), withdrawal of the stop order referred to in paragraph 3(f) or, if use of a prospectus has been suspended pursuant to paragraph 3(g), until the Holder is advised in writing by the Company that the then current prospectus may be used and the Holder has received notice of the filing of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus, and in each case use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

(c) to the extent required by applicable Law, deliver a prospectus to the purchaser of such Registrable Securities;

(d) upon request of the Company, notify the Company when it has sold all of the Registrable Securities held by it; and

(e) notify the Company in the event that any information supplied by such Holder in writing for inclusion in the Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to the Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use all commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

5. INDEMNIFICATION

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the extent permitted by applicable Law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending the same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of paragraph 5(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent (and only to the extent) that such Loss arises out of or is based upon (i) any disclosure or any omission or alleged omission (to state a material fact required to be stated therein or necessary to make statements therein not misleading) that is based upon or in conformity with written information furnished (or not furnished, in the case of an omission) by such person expressly for use in the Registration Statement or (ii) a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable Law.

(b) To the extent permitted by applicable Law, each Holder who is named in the Registration Statement as a selling stockholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon (i) any disclosure or any omission or alleged omission (to state a material fact required to be stated therein or necessary to make statements therein not misleading) that is based upon or in conformity with written information furnished (or not furnished, in the case of an omission) by such person expressly for use in the Registration Statement, or (ii) a failure of such Holder to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required under applicable Law. Subject to the provisions of paragraph 5(c) below, such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this paragraph 5(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under the Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the delivery of notice of any such action, to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and such settlement shall not include any admission as to fault on the part of the indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under any Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) Neither party hereto shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

6. REPORTS.

With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use all commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission all reports required of the Company under the Exchange Act; and

(c) furnish to such Holder, so long as such Holder owns any Registrable Securities, upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act, and (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company.

7. ASSUMPTION OF OBLIGATIONS.

If the Company undergoes a transaction, including but not limited to a consolidation, merger, business combination or change of control, pursuant to which the Common Stock is exchanged for securities or a combination of securities and other property, the Company shall require, as a condition of such transaction, that the company issuing such securities assume all of the Company’s obligations under this Agreement such that such obligations become effective with respect to the securities received by all Holders in exchange for Common Stock unless (a) prior to the consummation of such transaction, all of the Registrable Securities have been sold pursuant to either the Registration Statement or Rule 144, or (b) in the reasonable opinion of counsel to the Holders, all of the Registrable Securities may be immediately resold to the public pursuant to an exemption from registration under the Securities Act, including Rule 144, following the consummation of such transaction.

8. MISCELLANEOUS.

(a) Further Assurances. The parties agree to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other parties to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

(b) Expenses of Registration. All reasonable expenses (other than underwriting discounts and commissions and the fees of the special counsel of the Holders) incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

(c) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a reputable overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

JetBlue Airways Corporation

118-29 Queens Boulevard

Forest Hills, New York 11375

Attn: General Counsel

Tel: (718) 286-7900

Fax: (718) 709-3631

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Attn: Peter D. Lyons, Esq.

Tel: (212) 848-7666

Fax: (212) 848-7179

If to the Purchaser:

Deutsche Lufthansa AG

Von-Gablenz-Strasse 2-6

50679 Köln

Germany

Attn: Nicolai von Ruckteschell

Tel: 49-69-696-91304

Fax: 49-69-696-91305

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

1875 Pennsylvania Avenue, NW

Washington, DC 20006

Attn: Stephen P. Doyle, Esq.

Tel: (202) 663-6000

Fax: (202) 663-6363

and if to a Holder other than the Purchaser, to such address as shall be designated by such Holder in writing to the Company.

(d) Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable Laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(e) Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

(f) Assignment. Upon the transfer by a Holder of such number of Registrable Securities as equals at least 25% of the aggregate number of Shares issued to the Purchaser under the Stock Purchase Agreement, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as:

as: (i) the Company is, promptly following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof and in the Stock Purchase Agreement, and (iii) such transfer is made in accordance with the applicable requirements of the Stock Purchase Agreement.

(g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission or email transmission of a .pdf file.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (i) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(i) Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

(j) Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m) Entire Agreement. This Agreement, the Confidentiality Agreement and the Stock Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Confidentiality Agreement and the Stock Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first above written.

JETBLUE AIRWAYS CORPORATION
By:	/s/ Mark D. Powers
Name: Mark D. Powers
Title: Senior Vice President Treasurer

DEUTSCHE LUFTHANSA AG
By:	/s/ Nicolai von Ruckteschell
Name: Nicolai von Ruckteschell
Title: Senior Vice President and General Counsel

By:	/s/ Goetz Ahmelmann
Name: Goetz Ahmelmann
Title: Vice President

[REGISTRATION RIGHTS AGREEMENT]